                                                                     EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       INTEREP NATIONAL RADIO SALES, INC.

               _________________________________________________

               Under Section 805 of the Business Corporation Law
               _________________________________________________

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       INTEREP NATIONAL RADIO SALES, INC.

               _________________________________________________

                         Pursuant to Section 805 of the
               Business Corporation Law of the State of New York
               _________________________________________________

     The undersigned President of INTEREP NATIONAL RADIO SALES, INC., for the purpose of amending its Certificate of Incorporation, CERTIFIES that:

     FIRST: The name of the corporation is INTEREP NATIONAL RADIO SALES, INC., (the "Corporation"). The name under which the Corporation was formed was McGavron-Quinn Corporation.

     SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on March 31, 1958, a Restated Certificate of Incorporation was filed on May 28, 1985, a Certificate of Change thereof was filed on June 13, 1991 and a Certificate of Amendment thereof was filed on June 26, 1993.

     THIRD: The Certificate of Incorporation of the Corporation is to be amended by the addition of provision stating the number, designation, relative rights, preferences and limitations of the shares of the Series A Cumulative Redeemable Preferred Stock of the Corporation and Series B Cumulative Redeemable Preferred Stock of the Corporation, as fixed by the Board of Directors of the Corporation pursuant to authority to do so set forth in ARTICLE FOURTH of the Certificate of Incorporation of the Corporation, which provision shall read in its entirety as follows:

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          I.   SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

     A series of Series A Cumulative Redeemable Preferred Stock, consisting of 25,000 shares of Preferred Stock which the Corporation has authority to issue, is created, and the designated and relative rights, preferences and limitations of the shares of such series are fixed as follows:

          Series A Cumulative Redeemable Preferred Stock
          ----------------------------------------------

          1.   Designation.  The designation of such series is "Series A
               -----------
Cumulative Redeemable Preferred Stock" (hereinafter in this Certificate of Amendment called the "Series A Preferred Stock") and the number of shares constituting such series shall be 25,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided,
                                                                     --------
however, that such number may not be decreased below the number of then
-------
currently outstanding shares of Series A Preferred Stock, plus the number of shares of Series A Preferred Stock, required to be issued in connection with the payment of dividends thereon. All capitalized terms used in this part I and not otherwise defined shall have the meaning given to such terms in Section 12 hereof.

          2.   Dividends.    (a).  The holders of shares of Series A Preferred
               ---------
Stock, on a parity with the holders of shares of Series B Preferred Stock (as hereinafter defined) and otherwise in preference to the holders of the Junior Securities, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, cumulative dividends as provided in this Section 2. Dividends on each share of Series A Preferred Stock shall accrue at the rate of 10% per annum of the sum of (i) the Liquidation Value and (ii) all accumulated and unpaid dividends thereon. Such dividend rate shall be increased to accrue at the rate of 15% per annum of the sum of (i) the Liquidation Value and (ii) all accumulated and unpaid dividends thereon from and after the occurrence of a Trigger Event; provided, however, that the dividend rate shall be restored to 10% per annum for any period thereafter during which no Trigger Events exist, subject to being increased again to 15% per annum upon the occurrence of a Trigger Event. An authorized officer of the Corporation shall deliver to the holders of Series A Preferred Stock a certificate certifying the date as of which the Corporation believes that any Trigger Event has been cured or has otherwise ceased to exist, specifying in reasonable detail the basis for such belief. Such dividends shall commence to accrue on each share of Series A Preferred Stock from the date of issuance thereof whether or not declared by the Board of Directors and shall continue to accrue thereon until the date the Liquidation value of such share (plus all accrued and unpaid dividends thereon) is paid. For purposes of determining the amount of dividends accrued on the Series A Preferred Stock pursuant to this Section 2 in connection with the sale, redemption or repurchase of any Series A Preferred Stock which may occur prior to December 31 of any year, the applicable dividend rate(s) for such period shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the then current year and the denominator of which is 365. Such dividends shall be payable annually to the record holders of the Series A Preferred Stock on December 31 of each year commencing December 31, 1993 which dividends shall be payable in cash, by wire transfer of immediately available federal funds or, to the extent the Board of

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Directors of the Corporation in its sole discretion so desires, in additional shares of Series A Preferred Stock valued at $1,000 per share which shares shall be deemed fully paid and non-assessable.

          (b) If in any fiscal year, the Corporation assigns to the trustees of the ESOP the Corporation's obligations to repurchase shares of the Corporation's stock from the ESOP in connection with distributions to or stock repurchase from plan participants, and the trustees of the ESOP assume such obligation, and the amount of the Corporation's direct or indirect contributions to the ESOP in connection with such assignment and assumption exceeds the Threshold Amount
(the "Excess Contributions"), each holder of Series A Preferred Stock shall be entitled to receive, in addition to the dividends provided for in subsection (a) above, a dividend equal to (i) the Excess Contributions divided by the number of shares of Common Stock then held by the ESOP (before giving effect to any repurchases effected or to be effected with such Excess Contributions), multiplied by (ii) the number of shares of Common Stock then held by such holder of the Series A Preferred Stock (the "Additional Dividend"). For purpose of this subsection (b), the "Threshold Amount" shall mean for fiscal years 1993 and 1994, any contributions to the ESOP in excess of $800,000 which amount shall be increased by Forty Thousand Dollars ($40,000) per annum effective as of January 1, 1995 and on each January 1 thereafter. Such Additional Dividends shall be payable no later than March 31 of each year with respect to any Excess Contributions paid during the preceding calender year and shall be paid in cash, by wire transfer of immediately available federal funds or, if such cash payment is not then permitted by the Corporation's institutional lender(s), in additional shares of Series A Preferred Stock valued at $1,000 per share which shares shall be deemed fully paid and non-assessable. Upon payment of any Additional Dividend, the Corporation shall provide to Providence Media a written explanation of the calculation of such Additional Dividend.

          (c) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment shall be distributed ratably among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series A Preferred Stock held by each holder.

          (d) Except as otherwise provided in this Certificate of Amendment, the Purchase Agreement or the Shareholders' Agreement, so long as any shares of Series A Preferred Stock are outstanding, the Corporation will not declare, pay or set apart for payment any dividends or make any other distribution on or redeem any Junior Securities and will not permit any subsidiary or other affiliate to redeem, purchase or otherwise acquire for value, or set apart for any sinking or other analogous fund for the redemption or purchase of, any Junior Securities.

          3.   Liquidation Preference.  (a)  In the event of any liquidation,
               ----------------------
dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, each holder of Series A Preferred Stock shall be entitled, after provision for the payment of the Corporation's debts and other liabilities, to be paid in cash by wire transfer of immediately available federal funds the aggregate Liquidation value of all shares of Series A Preferred Stock held by such holder plus an amount equal to the sum of all accrued and unpaid dividends thereon and all unpaid Additional Dividends, whether or not declared to the date of such payment, before any distribution is made on any Junior Securities. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Series A Preferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the provision for the payment of the Corporation's debts and other liabilities shall be distributed among the holders of the Series A Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

          (b) Holders of Series A Preferred Stock shall not be entitled to any additional distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation in excess of the preferential amount referred to in Section 3(a) above.

          4.   Voting Rights.  (a)  The holders of Series A Preferred Stock
               -------------
shall not have or be entitled to any voting rights or powers, either general or special, except as required by law and subparagraph (b) of this Section 4.

          (b) The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (i) The affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single series, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, or increase the authorized number of shares of, or issue, any class or series of the Corporation's capital stock ranking (either as to dividends or upon liquidation, dissolution or winding up) prior to, or on a parity with, the Series A Preferred Stock, including shares of Series A Preferred Stock authorized pursuant to this Certificate of Amendment and issued after the date of original issuance of the Series A Preferred Stock, provided that no such vote shall be required to issue additional shares of Series A Preferred Stock as a dividend to the holders of Series A Preferred Stock in accordance with Section 2 hereof or to issue shares of Series B Preferred Stock having a liquidation value of up to $2,000,000 in the aggregate including dividends on such Series B Preferred Stock payable solely in additional shares of Series B Preferred Stock in accordance with this Certificate of Amendment, or (ii) amend, repeal or change, directly or indirectly, any of the provisions of the Certificate of Incorporation of the Corporation, as amended, in any manner which would alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock so as to affect them adversely.

          (ii) The rights of holders of shares of Series A Preferred Stock to vote or take any other actions as provided in this Section 4 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purposes. At each meeting of stockholders at which the holders of shares of Series A Preferred Stock shall have the right, voting separately as a single series, to take any action as provided in this

     Section 4, the presence in person or by proxy of the holders of record of a majority of the total number of shares of Series A Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof, in the absence of a quorum of the holders of shares of Series A Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series A Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

          (iii) For the taking of any action as provided in this Section 4 by the holders of shares of Series A Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the business day next preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. "Business Day" shall mean any date other than a Saturday, Sunday or a day on which banking institutions in the State of Rhode Island are authorized or obligated by law or executive order to close.

          5.   Redemption.  (a) The Series A Preferred Stock then outstanding
               ----------
shall be redeemed in whole on or after October 31, 2003 (the "Mandatory Redemption"). The Corporation shall give each holder of Series A Preferred Stock not less than 10 nor more than 20 days notice of such redemption (the date set forth in such notice for the redemption of said shares of Series A Preferred Stock shall hereinafter be referred to as the "Mandatory Redemption Date"). The Corporation shall redeem on the Mandatory Redemption Date all shares of Series A Preferred Stock held by the holders of Series A Preferred Stock in cash by wire transfer of immediately available funds at the Liquidation Value plus an amount
                                                                 ----
equal to the sum of all accrued and unpaid dividends including unpaid Additional Dividends (whether or not declared by the Board of Directors) on the Series A Preferred Stock to be redeemed as of the Mandatory Redemption Date.

          (b) The Series A Preferred Stock may be redeemed at the option of the holder(s) of a majority of the then outstanding Series A Preferred Stock on the earlier to occur of (i) the Sale of the Corporation or (ii) a Trigger Event (each an "Optional Redemption"). In either case, the holders of a majority of the outstanding Series A Preferred Stock shall notify the Corporation in writing of its or their intent to exercise the rights afforded by this Section 5(b) and specify a date not less than 10 nor more than 60 days from the date of such notice on which the Series A Preferred Stock shall be redeemed (the "Optional Redemption Date"). Upon receipt of such notice, the Corporation shall promptly notify the remaining holders of the Series A Preferred Stock of the Optional Redemption Date and offer such shareholders the opportunity to redeem their shares of Series A Preferred Stock on such Optional Redemption Date. The recipients of such notice may participate in the Optional Redemption by giving prompt written notice to the Corporation to such effect. The Corporation shall redeem on the Optional

Redemption Date all shares of Series A Preferred Stock held by the holders of the Series A Preferred Stock electing to participate in such Optional Redemption in cash by wire transfer of immediately available funds at the Liquidation Value plus an amount equal to the sum of all accrued and unpaid dividends including
----
unpaid Additional Dividends (whether or not declared by the Board of Directors) on the Series A Preferred Stock to be redeemed on such Optional Redemption Date.

          (c) On and after any Mandatory Redemption Date or any Optional Redemption Date, dividends will cease to accumulate on shares of Series A Preferred Stock to be redeemed and the holders of the Series A Preferred Stock shall cease to have any rights as stockholders of the Corporation except the right to receive, without interest, the Liquidation Value thereof and an amount equal to the sum of all accrued and unpaid dividends, including unpaid Additional Dividends, upon the surrender of the certificate(s) representing the Series A Preferred Stock to the Corporation; provided, however, that in the
                                             --------  -------
event any holder of Series A Preferred Stock tenders its shares to the Corporation on any Mandatory Redemption Date or any Optional Redemption Date, the Corporation shall be obligated to pay interest on the Liquidation Value at the maximum rate allowable under applicable law in the event the Corporation defaults in its obligation to pay the Liquidation Value on any such Mandatory Redemption Date or Optional Redemption Date. If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, such shares shall be redeemed pro rata in accordance with the number of Series A Preferred
                  --- ----
Stock owned by each holder of Series A Preferred Stock.

          (d) The redemption by the Corporation of all or any part of the Series A Preferred Stock pursuant this Section 5 is subject to the provisions of applicable corporate law.

          6.   Redemption Notice.  The notice described in Section 5 hereof
               -----------------
shall be sent, if by or on behalf of the Corporation to the holders of the Series A Preferred Stock at their respective addresses as shall then appear on the records of the Corporation, or if by any holder of Series A Preferred Stock to the Corporation at 100 Park Avenue, New York, New York 10017, Attention:
Chief Financial Officer, by first class mail, postage prepaid, a. notifying such recipient of the redemption, the date of such redemption, the number of shares of Series A Preferred Stock to be redeemed, and the redemption price therefor and b. in the case of any notice by or on behalf of the Corporation, stating the place or places at which the shares called for redemption shall, upon presentation and surrender of such certificates representing such shares, by redeemed.

          7.   Status of Reacquired Shares.  Shares of Series A Preferred Stock
               ---------------------------
which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of New York) have the status of authorized and unissued shares of Series A Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

          8.   Exclusion of Other Rights.  Except as may otherwise be required
               -------------------------
by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Amendment. The shares of Series A Preferred Stock shall have no preemptive or subscription rights.

          9.   Rank.  The Series A Preferred Stock shall rank senior as to
               ----
dividends and upon liquidation, dissolution or winding up to all Junior Securities, whenever issued, provided, however, that the Series B Preferred Stock shall be on a parity with the Series A Preferred Stock as to dividends.

          10.  Identical Rights.  Each share of the Series A Preferred Stock
               ----------------
shall have the same relative rights and preferences as, and shall be identical in all respects with, all other shares of the Series A Preferred Stock.

          11.  Certificates.  So long as any shares of the Series A Preferred
               ------------
Stock are outstanding, there shall be set forth on the face or back of each stock certificate issued by the Corporation a statement that the Corporation shall furnish without charge to each shareholder who so requests, a full statement of the designation and relative rights, preferences and limitations of each class of stock or series thereof that the Corporation is authorized to issue and of the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of each series.

          12.  Definitions.
               -----------

               "ESOP" means the Interep National Radio Sales Employee Stock Ownership Plan and Trust.

               "401(k) Plan" means The Interep National Radio Store Wealth Attainment Plan and Trust.

               "Junior Securities" means any of the Corporation's equity securities other than the Series A Preferred Stock.

               "Liquidation Value" of any share of Series A Preferred Stock or Series B Preferred Stock shall be $1,000.

               "Person" means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

               "Providence Media" means Providence Media Partners L.P., a Delaware limited partnership.

               "Purchase Agreement" means that certain Securities Purchase Agreement of even date herewith between Providence Media and the Corporation.

               "Sale of the Corporation" means the sale of the Corporation to a Person or group of Persons in a single transaction or a series of transactions pursuant to which such Person or Persons acquire (i) capital stock of the Corporation possessing the voting power to elect a majority of the Corporation's board of directors (whether by merger, consolidation or sale or transfer of the Corporation's capital stock, provided, however, that an IPO that results in an acquisition of voting power shall not be a Sale of the Corporation) or (ii) all or substantially all of the Corporation's assets determined on a consolidation basis.

               "Shareholders' Agreement" means that certain Shareholders' Agreement of even date herewith, among the Corporation, Providence Media and certain other stockholders of the Corporation.

               "Trigger Event" means the occurrence of any of the following:

          (i) the Corporation shall fail in any material respect to perform or observe any of the covenants set forth in the Purchase Agreement and such failure shall continue unremedied for more than 30 days from the occurrence thereof; or

          (ii) the Corporation shall be obligated (which shall include the obligation to provide funding for purchases by the ESOP and/or THE 401(k) Plan to repurchase or redeem shares of its common stock constituting more than 15% of the issued and outstanding common stock of the Corporation, whether in a single transaction or a series of transactions occurring during the course of any twelve month period; or

          (iii) the Corporation fails to file a registration statement upon the exercise of Providence Media's rights under the Shareholders' Agreement or that certain Registration Rights Agreement of even date herewith between the Corporation and Providence Media; or

          (iv) the Corporation fails to purchase the PMP Securities (as defined in the Shareholders' Agreement) by, and in accordance with Section 3 of such Shareholders' Agreement within 120 days of delivery of a Put Notice (as defined in the Shareholders' Agreement) regardless of whether the failure to complete such purchase results from the Corporation's lack of sufficient capital to tender the Put Purchase Price (as defined in the Shareholders' Agreement) for such securities; or

          (v) violation of the Corporation's Articles of Incorporation or by-laws with respect to the Series A Preferred Stock; or

          (vi) the Corporation violates the terms of that certain side letter of even date herewith between the Corporation and Providence Media and such violation shall continue unremedied for more than 30 days after notice of such violation is provided by Providence Media to the Corporation; or

          (vii) the imposition by the Federal Trade Commission of any material fine or penalty or other form of relief or enforcement action which has a material adverse effect on the Company.

          II.  SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK

          A series of Series B Cumulative Redeemable Preferred Stock, consisting of 5,000 shares of Preferred Stock which the Corporation has authority to issue, is created, and the designation and relative rights, preferences and limitations of the shares of such series are fixed as follows:

          Series B Cumulative Redeemable Preferred Stock
          ----------------------------------------------

          1.   Designation.  The designation of such series is "Series B
               -----------
Cumulative Redeemable Preferred Stock" (hereinafter in this Certificate of Amendment called the "Series B Preferred Stock") and the number of shares constituting such series shall be 5,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided,
                                                                     --------
however, that such number may not be decreased below the number of then
-------
currently outstanding shares of Series B Preferred Stock, plus the number of shares of Series B Preferred Stock required to be issued in connection with the payment of dividends thereon. All capitalized terms used in this part II and not otherwise defined shall have the meaning given to such terms in Section 12 of part I hereof.

          2.   Dividends.  (a)  The holders of shares of Series B Preferred
               ---------
Stock, on a parity with the holders of the Series A Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, cumulative dividends as provided in this Section 2. Dividends on each share of Series B Preferred Stock shall accrue at the rate of 10% per annum of the sum of (i) the liquidation Value and
(ii) all accumulated and unpaid dividends thereon. Such dividends shall commence to accrue on each share of Series B Preferred Stock from the date of issuance thereof whether or not declared by the Board of Directors and shall continue to accrue thereon until the date the Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid. For purposes of determining the amount of dividends accrued on the Series B Preferred Stock in connection with the sale, redemption or repurchase of any Series B Preferred Stock which may occur prior to December 31 of any year, the applicable dividend rate(s) for such period shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the then current year and the denominator of which is 365. Such dividends shall be payable annually to the record holders of the Series B Preferred Stock on December 31 of each year commencing December 31, 1994 which dividends shall be payable in additional shares of Series B Preferred Stock valued at $1,000 per share which shares shall be deemed fully paid and non-assessable; provided, however, in the event the dividends pursuant to Article Third, part I, Section 2(a) are paid in cash, then the dividends payable to the holders of the Series B Preferred Stock for such year may, at the election of the Board of Directors, be paid in cash by wire transfer of immediately available federal funds.

          (b) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred Stock, such payment shall be distributed ratably among the holders thereof based upon the aggregate accrued by unpaid dividends on the Series B Preferred Stock held by each holder.

          (c) Except as otherwise provided in this Amendment, so long as any shares of Series B Preferred Stock are outstanding, the Corporation will not declare, pay or set apart for payment any dividends or make any other distribution on or redeem any Junior Securities other than as may be required under the Shareholders' Agreement and will not permit any subsidiary or other affiliate to redeem, purchase or otherwise acquire for value, or set apart for any sinking or other analogous fund for the redemption or purchase of, any Junior Securities.

          3.   Liquidation Preference.  (a)  In the event of any liquidation,
               ----------------------
dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, each holder of Series B Preferred Stock shall be entitled, after provision for the payment of the Corporation's debts and other liabilities and payment in full of the aggregate Liquidation Value of all shares of Series A Preferred Stock plus all accrued and unpaid dividends on the Series A Preferred Stock, including the Additional Dividends, if any, to be paid in cash by wire transfer of immediately available federal funds the aggregate Liquidation Value of all shares of Series B Preferred Stock held by such holder plus an amount equal to the sum of all accrued and unpaid dividends thereon, whether or not declared to the date of such payment, before any distribution is made on any Junior Securities. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Series B Preferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the provision for the payment of the Corporation's debts and other liabilities shall be distributed among the holders of the Series B Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

          (b) Holders of Series B Preferred Stock shall not be entitled to any additional distribution in the event of any liquidation, dissolution or winding up the affairs of the Corporation in excess of the preferential amount referred to in Section 3(a) above.

          4.   Voting Rights.  (a)  The holders of Series B Preferred Stock
               -------------
shall not have or be entitled to any voting rights or powers, either general or special, except as required by law and subparagraph (b) of this Section 4.

          (b) The holders of shares of Series B Preferred Stock shall have the following voting rights:

          (i) The affirmative vote of the holder of a majority of the outstanding shares of Series B Preferred Stock voting separately as a single series, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize or increase the authorized number of shares of, or issue, any class or series of the Corporation's capital stock ranking (either as to dividends or upon liquidation, dissolution or winding up) prior to or on a parity with the Series B Preferred Stock, including shares of Series B Preferred Stock authorized pursuant to this Certificate of Amendment and issued after the date of original issuance of the Series B Preferred Stock, provided that no such vote shall be required to authorize or issue additional shares of Series A Preferred Stock including shares of Series A Preferred Stock issued as a dividend to the holders of Series A Preferred Stock in accordance with Section 2 of part I hereof or in accordance with the terms of the Shareholders' Agreement or (ii) amend, repeal or change, directly or indirectly, any of the provisions of the Certificate of Incorporation of the Corporation, as amended, in any manner which would alter or change the powers, preferences or special rights of the shares of Series B Preferred Stock so as to affect them adversely.

          (ii) The rights of holders of shares of Series B Preferred Stock to vote or take any other actions as provided in this Section 4 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purposes. At each meeting of stockholders at which the holders of shares of Series B Preferred Stock shall have the right, voting separately as single series, to take any action as provided in this Section 4, the presence in person or by proxy of the holders of record of a majority of the total number of shares of Series B Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof, in the absence of a quorum of the holders of shares of Series B Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series B Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

          (iii) For the taking of any action as provided in this Section 4 by the holders of shares of Series B Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the business day next preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. "Business Day" shall mean any date other than a Saturday, Sunday or a day on which banking institutions in the State of Rhode Island are authorized or obligated by law or executive order to close.

          5.   Redemption.  (a)  The Series B Preferred Stock may be redeemed at
               ----------
the option of the Corporation or the holder(s) of a majority of the then outstanding Series B Preferred Stock on the late to occur of (i) the redemption of all outstanding Series A Preferred Stock or (ii) November 1, 2003 (the "Series B Optional Redemption"). In either case, the Corporation shall notify the holders of the Series B Preferred Stock or the holders of majority of the outstanding Series B Preferred Stock shall notify the Corporation, as the case may be, in writing of its or their intent to exercise the rights afforded by this Section 5(a) and specify a date not less than 10 nor more than 60 days from the date of such notice on which the Series B Preferred Stock shall be redeemed (the "Series B Optional Redemption Date"). Upon receipt of any such notice from a majority of the holders of the Series B Preferred Stock, the Corporation shall promptly notify the remaining holders of the Series B Preferred Stock of the Series B Optional Redemption Date and offer such shareholders the opportunity to redeem their shares of Series B Preferred Stock on such Series B Optional Redemption Date. The recipients of such notice may participate in the Series B Optional Redemption by giving prompt written notice to the Corporation to such effect. The Corporation shall redeem on the Series B Optional Redemption Date all shares of Series B Preferred Stock held by the holders of the Series B Preferred Stock electing to participate in such Series B Optional Redemption in cash by wire transfer of immediately available funds at the Liquidation Value plus an amount equal to the sum of all
                                         ----
accrued and unpaid dividends (whether or not declared by the Board of Directors) on the Series B Preferred Stock to be redeemed on such Series B Optional Redemption Date.

          (b) Up to 100 shares of Series B Preferred Stock may be redeemed during any calendar year from any holder or holders of Series B Preferred Stock who is no longer employed by the Corporation (each a "Series B mandatory Redemption"); provided, however, that the Series B Preferred Stock has been held by any such holder for at least two (2) years. The Corporation shall give any such holder of Series B Preferred Stock not less than 10 nor more than 20 days notice of such redemption (the date set forth in such notice for the redemption of said shares of Series B Preferred Stock shall hereinafter be referred to as the "Series B Mandatory Redemption Date"). The Corporation shall redeem on the Series B Mandatory Redemption Date all shares of Series B Preferred Stock held by the holders of Series B Preferred Stock entitled to participate in such Series B Mandatory Redemption in cash by wire transfer of immediately available funds at the Liquidation Value plus an amount equal to the sum of all accrued
                               ----
and unpaid dividends (whether or not declared by the Board of Directors) on the Series B Preferred Stock to be redeemed as of the Series B Mandatory Redemption Date.

          (c) On and after any Series B Optional Redemption Date or any Series B Mandatory Redemption Date, dividends will cease to accumulate on shares of Series B Preferred Stock to be redeemed and the holders of the Series B Preferred Stock shall cease to have any rights as stockholders of the Corporation except the right to receive, without interest, the Liquidation Value thereof and an amount equal to the sum of all accrued and unpaid dividends upon the surrender of the certificate(s) representing the Series B Preferred Stock to the Corporation; provided, however, that in the event any holder of Series B
                 --------  -------
Preferred Stock tenders its shares to the Corporation on any Series B Optional Redemption Date or any Series B Mandatory Redemption Date, the Corporation shall be obligated to pay interest on the Liquidation Value at the maximum rate allowable under applicable law in the event the Corporation defaults in its obligation to pay the Liquidation Value on any such Series B Optional Redemption Date or any Series B Mandatory Redemption Date. If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, such shares shall be redeemed pro rata in accordance with the number of Series B Preferred
                  --- ----
Stock owned by each holder of Series B Preferred Stock.

          (d) The redemption by the Corporation of all or any part of the Series B Preferred stock pursuant to this Section 5 is subject to the provisions of applicable corporate law.

          6.   Redemption Notice.  The notice described in Section 5 hereof
               -----------------
shall be sent, if by or on behalf of the Corporation to the holders of the Series B Preferred Stock at their respective addresses as shall then appear on the records of the Corporation, or if by any holder of Series B Preferred Stock to the Corporation at 100 Park Avenue, New York, New York 10017, Attention:
Chief Financial Officer, by first class mail, postage prepaid, (i) notifying such recipient of the redemption, the date of such redemption, the number of shares of Series B Preferred Stock to be redeemed, and the redemption price therefor and (ii) in the case of any notice by or on behalf of the Corporation, stating the place or places at which the shares called for redemption shall, upon presentation and surrender of such certificates representing such shares, be redeemed.

          7.   Status of Reacquired Shares.  Shares of Series B Preferred Stock
               ---------------------------
which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of New York) have the status of authorized and unissued shares of Series B Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

          8.   Exclusion of Other Rights.  Except as may otherwise be required
               -------------------------
by law, the shares of Series B Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Amendment. The shares of Series B Preferred Stock shall have no preemptive or subscription rights.

          9.   Rank.  The Series B Preferred Stock shall rank junior upon
               ----
liquidation, dissolution or winding up to the Series A Preferred Stock, whenever issued, provided, however, that the Series B Preferred Stock shall be on a parity with the Series A Preferred Stock as to dividends. The Series B Preferred Stock shall rank senior upon liquidation, dissolution or winding up to all other classes of Junior Securities.

          10.  Identical Rights.  Each share of the Series B Preferred Stock
               ----------------
shall have the same relative rights and preferences as, and shall be identical in all respects with, all other shares of the Series B Preferred Stock.

          11.  Certificates.  So long as any shares of the Series B Preferred
               ------------
Stock are outstanding, there shall be set forth on the face or back of each stock certificate issued by the Corporation a statement that the Corporation shall furnish without charge to each shareholder who so requests, a full statement of the designation and relative rights, preferences and limitations of each class of stock or series thereof that the Corporation is authorized to issue and of the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of each series.

          FOURTH: The foregoing provision and amendment was duly authorized in accordance with Section 502 of the Business Corporation Law by the unanimous written consent of the Board of Directors of the Corporation.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on November 9, 1993 and affirms its contents as true under penalties of perjury.


                                          /s/ Leslie Goldberg
                                         --------------------------
                                         Leslie Goldberg
                                         President



  /s/ John Rykala
 -----------------------
John Rykala
Secretary

                                      -16-